Exhibit 99.1

AV Appoints Dr. Robert Smith as Chief Operating Officer

Defense Veteran to Strengthen Operational Execution as AV Scales Manufacturing and Supply Chain Capabilities

ARLINGTON, Va., April 9, 2026 – AeroVironment, Inc. (“AV”) (NASDAQ: AVAV), a global defense technology leader, today announced the appointment of Dr. Robert (Rob) Smith as Executive Vice President and Chief Operating Officer, effective April 13, 2026.

In this role, Dr. Smith will oversee the Company’s Autonomous Systems (AxS) and Space, Cyber and Directed Energy (SCDE) business units, as well as the Company’s global operations and manufacturing footprint. His appointment reflects AV’s continued focus on scaling manufacturing to meet rising customer demand, strengthening operational execution and enhancing capabilities in a dynamic global defense environment. Dr. Smith will report to Wahid Nawabi, Chairman, President and Chief Executive Officer.

Dr. Smith joins AV from Raytheon, an RTX company, where he most recently served as Vice President, Radio Frequency Solutions. At Raytheon, Dr. Smith oversaw the P&L for a multi-billion-dollar radar and electronic warfare business. Previously, he was Vice President of Mission Suites, responsible for leading the development and delivery of integrated sensor and electronic warfare products and systems for U.S. and international customers.

“Rob is a proven global operations leader with a track record of driving performance at large, complex and industry-leading defense companies,” said Wahid Nawabi, Chairman, President and Chief Executive Officer. “I am excited to welcome Rob to the team as we accelerate our work to build a stronger AV, scale our manufacturing capabilities, strengthen our supply chain and ensure our operations can support the growing demand we are experiencing.”

“AV is pioneering the development and delivery of leading-edge autonomous defense technologies, and I am honored to join the team at this important time,” said Dr. Smith. “I have admired AV’s portfolio and success and look forward to working with Wahid and the leadership team to advance the Company’s strategic priorities, deliver for our customers and drive value creation for shareholders.”

About Dr. Rob Smith

Prior to joining Raytheon, Dr. Smith was the Senior Vice President and General Manager, Integrated Defense Solutions for CAES. Previously, he was President of Government Operations at BWX Technologies (BWXT), where he was responsible for all of the company’s U.S.-based nuclear business lines, including the company’s work for the Naval Nuclear Propulsion Program, the U.S. Department of Energy, the National Nuclear Security Administration, NASA and other government customers. Prior to joining BWXT, Dr. Smith held multiple executive roles at Lockheed Martin, and Nantero’s Government Business Unit where he played a critical role in the acquisition by Lockheed. He was also a Director at Windermere and a civil servant in the intelligence community where he held various operational, engineering, and leadership positions. Dr. Smith holds a bachelor’s degree (Cum Laude) in chemical engineering from the University of Maryland Baltimore County, a Ph.D. in chemical engineering from Auburn University, and a MBA from Johns Hopkins University.

About AV

AeroVironment (“AV”) (NASDAQ: AVAV) is a defense technology leader delivering integrated capabilities across air, land, sea, space, and cyber. The Company develops and deploys autonomous systems, loitering munitions, counter-UAS technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities—built to meet the mission needs of today’s warfighter and tomorrow’s conflicts. At the core of these technologies lies AV_Halo™, a modular, mission-ready suite of AI-powered software tools that empowers warfighters and enables full-battlefield dominance: detect, decide, deliver. With a national manufacturing footprint and a deep innovation pipeline, AV delivers proven systems and future-defining capabilities at speed, scale, and operational relevance. For more information, visit www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties, which could cause actual results to differ materially. Factors that may cause such differences include, but are not limited to, our ability to perform under existing contracts and obtain new ones; regulatory changes; competitor activities; market growth; product development challenges; and general economic conditions. For a more detailed discussion of these risks, please refer to AeroVironment’s filings with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements as a result of new information or future events.

AV Investor Contact:

Denise Pacioni

ir@avinc.com

805.795.4108

AV Media Contact:

BJ Koubaroulis

bj.koubaroulis@avinc.com

747.324.5358